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                                                                    EXHIBIT 10-7

                              EMPLOYMENT AGREEMENT

             THIS EMPLOYMENT AGREEMENT (this "Agreement"), made as of September 7, 1999 is by and between Premier National Bank, a national banking association having its principal place of business at Route 55, LaGrangeville, New York 12540 (the "Company"), and Ian C. Lucy, residing at 7 Colby Court, Bedford, NH 03110 (the "Executive").

                              W I T N E S S E T H:

             WHEREAS, the Company, a wholly-owned subsidiary of Premier (as hereinafter defined), has determined that it is in its best interests to employ the Executive as Chief Administrative Officer pursuant to a written employment agreement, as hereinafter provided; and

         WHEREAS, the Executive desires to accept such employment, upon the terms and conditions hereinafter set forth;

             NOW, THEREFORE, in furtherance of the interests described above and in consideration of the respective covenants and agreements contained herein, the parties hereto agree as follows:

             1. AGREEMENT OF EMPLOYMENT. During the term of employment provided for in this Agreement, the Company agrees to employ the Executive, and the Executive agrees to accept employment and to serve the Company, as Chief Administrative Officer, all upon the terms and conditions hereinafter set forth.

             2. TERM.

                  (a) EFFECTIVE DATE. This Agreement and the employment of the Executive under this Agreement shall become effective as of September 7, 1999 (the "Effective Date").

                  (b) DURATION OF AGREEMENT. This Agreement shall terminate on the twelve (12) month anniversary of the Effective Date (the "Initial Term"), but shall be extended automatically for additional one year periods (each, a "Renewal Term") unless the Company or the Executive gives written notice to the other party that the Agreement shall not be so extended at least twelve (12) months prior to the expiration of the Initial Term or any Renewal Term (a "Failure to Renew"), in which case this Agreement shall terminate on the expiration of such Initial Term or such Renewal Term; PROVIDED, HOWEVER, that after a Change in Control (as hereinafter defined) no termination of this Agreement pursuant to a Failure to Renew by the Company shall be effective prior to the expiration of twenty-four (24) months after such Change in Control (such period being


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referred to herein as the "CIC Coverage Period"). Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall prohibit or prevent the continued employment of the Executive by the Company, as Chief Administrative Officer or in any other capacity, after the termination of this Agreement as a result of a Failure to Renew. Except as specifically set forth herein, the terms and provisions of this Agreement shall not govern, control or be applied to any such continued employment of the Executive by the Company in any capacity after the termination of this Agreement as a result of a Failure to Renew. Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall be deemed to create any obligation on the part of the Company or the Executive to extend this Agreement beyond the Initial Term or any Renewal Term.

                    (c) DURATION OF EMPLOYMENT PURSUANT TO THIS AGREEMENT. Notwithstanding any Failure to Renew this Agreement, the employment of the Executive under this Agreement shall be terminated only pursuant to, and in compliance with, the terms and conditions set forth in Section 6 herein. A Failure to Renew this Agreement in and of itself shall not (i) constitute termination of the employment of the Executive under this Agreement pursuant to, or for purposes of, any provision of Section 6 herein or (ii) give rise to any obligation on the part of the Company to make, or any right on the part of the Executive to receive, any payments or other benefits provided for pursuant to
Section 6 herein.

             3. DUTIES. The Executive shall perform the duties and discharge the responsibilities of Chief Administrative Officer of the Company and shall perform all other duties and responsibilities as may reasonably be assigned from time to time by the Chief Executive Officer of the Company. The Executive agrees to devote substantially all of his business time to the Company's business and affairs and the performance of the services provided for herein.

             4. COMPENSATION. For the services rendered by the Executive to the Company under this Agreement, the Company shall compensate the Executive as follows:

                    (a) SALARY. The Company shall pay the Executive for services an annual salary of $ 200,000 (the "Annual Base Salary"), payable in accordance with the payroll practices of the Company applicable to all employees and subject to periodic review and increase in accordance with the Company's salary administration program and policies as may be in effect from time to time.

                    (b) BONUS AND EXECUTIVE BENEFITS. The Executive shall be entitled to participate, on an equitable basis with other executive personnel of the Company, in such bonus programs as the Company may extend from time to time to its executive personnel. The Executive shall be entitled to receive, on the same basis as other executive personnel of the Company, group employee benefits such as sick leave, group disability and health, life and accident insurance and similar benefits as the Company may extend from time to time to its employees.



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             5. REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company.

             6.     TERMINATION.

                    (a) TERMINATION FOR CAUSE. The Company may terminate the employment of the Executive hereunder if the Executive (i) commits any violation of any law, rule or regulation or of a cease and desist order with respect to Premier, the Company or any of their subsidiaries (each hereinafter referred to as a "Subsidiary") which has become final, (ii) engages or participates in any unsafe or unsound practice in connection with Premier, the Company or any Subsidiary regardless of whether actual harm or damages result to Premier, the Company or any Subsidiary, (iii) commits or engages, or fails to commit or engage, in any act or practice, which action or practice or the failure to engage in such action or practice involves personal dishonesty on the part of the Executive or demonstrates a willful or continuing disregard for the best interests of Premier, the Company, or any Subsidiary, (iv) is adjudicated to be of an unsound mind, (v) is adjudicated to be bankrupt, (vi) intentionally destroys the property of Premier, the Company or any Subsidiary, (vii) breaches or violates in any material respect any agreement with Premier, the Company or any Subsidiary signed by the Executive, including, but not limited to, this Agreement and any other confidentiality and nondisclosure agreements, (viii) engages in dishonorable or disruptive behavior, practices or acts that would be reasonably expected to harm or bring into disrepute Premier, the Company or any Subsidiary, or any of their businesses or employees, (ix) is convicted of a felony, or (x) continually fails to substantially perform his duties under
Section 3 hereof for a period of thirty (30) days (other than as a result of a disability pursuant to Section 6(g) hereof) after delivery by the Company to the Executive of a written demand for substantial performance, stating with reasonable detail the nature of such failure and affording the Executive an opportunity, as soon as practicable, to correct the acts or omissions specified. Termination pursuant to this Section 6(a) shall be referred to herein as a "Termination for Cause." A Termination for Cause shall be effective immediately upon written notification thereof by the Company unless otherwise specified in the written notice. Upon a Termination for Cause, whether such Termination for Cause occurs prior or subsequent to a Change in Control (as hereinafter defined), the Company shall have no further obligation to pay the Executive's Annual Base Salary or to provide any employee or other benefits hereunder except for any Annual Base Salary or other such benefits that have fully accrued and vested but not been paid as of the effective date of such termination.



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                    (b) TERMINATION WITHOUT CAUSE. At any time after the
Effective Date, the Company may terminate the employment of the Executive hereunder without cause for any reason. Such termination shall be effective by the Company providing the Executive with a written notice of termination at least thirty (30) days prior to the effective date of such termination. Termination pursuant to this Section 6(b) shall be referred to herein as "Termination Without Cause."

                  (c) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. At any time after the Effective Date, the Executive may terminate his employment hereunder if any one or more of the following occurs without the written consent of the
Executive: (i) a reduction by the Company in the Executive's Annual Base Salary as in effect on the Effective Date or as the same may be increased from time to time; (ii) the failure by the Company to pay to the Executive any portion of the Executive's then-current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, in each case within seven (7) days of the date such compensation is due; (iii) any failure by the Company to comply with and satisfy Section 10(b) hereof; (iv) any material breach by the Company of this Agreement if such breach is not cured within a period of thirty (30) days after delivery by the Executive to the Company of a written notice stating with reasonable detail the nature of such breach and affording the Company an opportunity, as soon as practicable, to cure such breach; (v) the Executive is required by the Company to occupy a position or positions in the Company, the function or functions of which is or are materially inconsistent with the Executive's skills and experience at that time; (vi) after or in connection with any Change in Control (as hereinafter defined), the Executive is required to be based at any office or location that is more than fifty (50) miles from the nearer of (A) the Executive's residence or (B) the Company's administrative headquarters immediately prior to the Change in Control. Termination pursuant to this Section 6(c) shall be referred to herein as a "Termination for Good Reason." A Termination for Good Reason shall be effective immediately upon written notification thereof by the Executive.

                    (d) BENEFITS IN THE EVENT OF A TERMINATION WITHOUT CAUSE OR A TERMINATION FOR GOOD REASON. In the event of a Termination Without Cause or a Termination for Good Reason the Executive shall be entitled to the following:

                                    (i) If a Termination Without Cause or a
                  Termination for Good Reason occurs at any time other than during the CIC Coverage Period, the Company shall be obligated to make an undiscounted lump sum payment to the Executive equal to the Executive's Annual Base Salary as in effect on the effective date of such termination (without giving effect to any reduction in Annual Base Salary described in Section 6(c)(i) hereof), such payment to be made within ten (10) business days of the effective date of such Termination Without Cause or Termination for Good Reason, as the case may be.



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                                    (ii) If a Termination Without Cause or a
                  Termination for Good Reason occurs during the CIC Coverage Period, the Executive shall be entitled to an undiscounted lump sum payment equal to the product of (A) the Executive's Annual Base Salary as in effect on the effective date of such termination (without giving effect to any reduction in Annual Base Salary described in Section 6(c)(i) hereof) and (B) three
                  (3).

                    (e) TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may voluntarily terminate his employment hereunder without cause for any reason other than the occurrence of any event set forth in Section 6(c) hereof by providing the Company with a written notice of termination at least forty-five (45) days prior to the effective date of such termination. Termination pursuant to this Section 6(e) shall be referred to herein as a "Termination Without Good Reason." Upon a Termination Without Good Reason, whether such Termination Without Good Reason occurs prior or subsequent to a Change in Control (as hereinafter defined), the Company shall have no further obligation to pay the Executive's Annual Base Salary or to provide any other employee or other benefits hereunder except for any Annual Base Salary or other such benefits that have fully accrued and vested but not been paid as of the effective date of such termination.

                  (f) DEATH. The employment of the Executive hereunder shall terminate automatically effective as of the death of the Executive, in which case the Company shall have no further obligation to pay the Executive's Annual Base Salary or to provide any other employee or other benefits hereunder except for any Annual Base Salary or other such benefits that have fully accrued and vested but not been paid as of the effective date of such termination.

                  (g) DISABILITY. If, during the Initial Term or any Renewal Term, the Executive suffers an illness or incapacity of such a character as to prevent or preclude him from devoting substantially full working time to his employment hereunder or otherwise from carrying out any substantial portion of the normal and usual duties of his employment hereunder for 180 days (whether or not consecutive) during any twelve-month period, then the employment of the Executive hereunder may be terminated by the Company (a "Disability Termination") upon thirty (30) days' prior written notice to the Executive, such Disability Termination to be effective as of the expiration date of such thirty
(30) days' notice. During the period of the Executive's disability and until the expiration date of such thirty (30) days' notice, the Executive shall continue to earn all compensation provided herein as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided for herein. Upon the effectiveness of any Disability Termination, whether such Disability Termination occurs prior or subsequent to a Change in Control (as hereinafter defined), the Company shall have no further obligation to pay the Executive's Annual Base Salary or to provide any other employee or other benefits hereunder except for any Annual Base Salary or other such benefits that have fully accrued and vested but not been paid as of the effective date of such termination.



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                  (h) CHANGE IN CONTROL. As used in this Agreement, "Change in
Control" shall mean a change in control of Premier National Bancorp, Inc., a New York corporation, or any successor thereto ("Premier"), of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended from time to time, whether or not Premier is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

                               (i) Premier consummates a merger, consolidation,
                    share exchange, division or other reorganization or transaction of Premier (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction that the Board of Directors of Premier declares a "Merger of Equals" or that results in the voting securities of Premier outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power immediately after such Fundamental Transaction of (i) Premier's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

                               (ii) the shareholders of Premier approve a plan
                    of complete liquidation or winding-up of Premier or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of Premier's assets;

                               (iii) as a result of a proxy contest, individuals
                    who, prior to the conclusion thereof, constituted the Board of Directors of Premier (including for this purpose any new director whose election or nomination for election by Premier's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board of Directors of Premier (excluding any Board of Directors seat that is vacant or otherwise unoccupied); or

                               (iv) the Board of Directors of Premier determines
                    that a Change in Control has occurred.

                  (i) CONTINUED BENEFITS. After any Termination Without Cause pursuant to Section 6(b) or any Termination for Good Reason pursuant to Section 6(c), whether prior or subsequent to a Change in Control, the Company shall provide the Executive with life and health insurance benefits substantially similar to those which the Executive is receiving



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immediately prior to the effective date of such Termination Without Cause or
Termination for Good Reason (such effective date being referred to as the "Date of Termination"), as the case may be, for (i) with respect to any such termination that occurs at any time other than during the CIC Coverage Period, a twelve-month period beginning on the Date of Termination, and (ii) with respect to any such termination that occurs during the CIC Coverage Period, a twenty-four (24) month period beginning on the Date of Termination (the applicable period described in the preceding clause (i) or (ii) being referred to as the "Benefits Period"). Benefits otherwise receivable by the Executive pursuant to this Section 6(i) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive by any other employer(s) during the Benefits Period at a cost to the Executive that is commensurate with the cost incurred by the Executive immediately prior to the Date of Termination; provided, however, that if the Executive becomes employed by a new employer which maintains a medical plan that either (A) does not cover the Executive or a family member or dependent with respect to a preexisting condition which was covered under the applicable Company medical plan, or (B) does not cover the Executive or a family member or dependent for a designated waiting period, the Executive's coverage under the applicable Company medical plan shall continue until the earlier of the end of the applicable period of noncoverage under the new employer's plan or the end of the applicable period as set forth in this Section 6(i). If health insurance benefits are provided or made available to the Executive by any other employer(s) of the Executive during the Benefits Period at a cost that is not commensurate with the cost incurred by the Executive immediately prior to the Executive's Date of Termination, the Company may, at its election, make periodic cash payments to the Executive that are sufficient to reimburse the Executive, in advance and on a before-tax basis, for the additional cost incurred by the Executive for such health insurance benefits. During any period with respect to which the Company makes such reimbursement payments to the Executive, the Executive shall be treated herein as receiving such health insurance benefits at a cost that is commensurate with the cost incurred by the Executive immediately prior to the Executive's Date of Termination. The Executive shall be entitled to elect to change his level of coverage and/or his choice of coverage options (such as Executive only or family medical coverage) with respect to the benefits to be provided by the Company to the Executive to the same extent that active employees of the Company are permitted to make such changes; provided, however, that in the event of any such change the Executive shall pay the amount of any cost increase that would actually be paid by an active employee of the Company by reason of making the same change in his level of coverage or coverage options. Any such benefits actually received by or made available to the Executive from such other employer(s) shall be reported to the Company by the Executive.

                  (j) LIMITATION ON CERTAIN BENEFITS. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment pursuant to Section 6 hereof (whether under the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits provided for hereunder, being hereinafter called "Total Payments")



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would not be deductible (in whole or part) by the Company, an affiliate or other person or entity making such payment or providing such benefit as a result of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible, (A) any cash payments provided for by Section 6 hereof shall first be reduced (if necessary, to zero), and (B) any non-cash benefits provided for by Section 6 hereof shall next be reduced. For purposes of this limitation, no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived by written notice to the Company prior to the date of any cash payment provided for by Section 6 hereof shall be taken into account. All determinations required to be made under the provisions of this Section 6(j) shall be made by tax counsel selected by the Company's or Premier's independent auditors and reasonably acceptable to the Executive.

                  (k) SURVIVAL. Notwithstanding any other provision herein, the Company's obligations to make payments and provide benefits pursuant to the terms and conditions set forth in this Section 6 shall survive termination of employment under this Agreement pursuant to this Section 6 hereof and/or termination of this Agreement by reason of a Failure to Renew pursuant to
Section 2(b) hereof.

             7. CONFIDENTIALITY. The Company and the Executive acknowledge that each of Premier and the Company competes in a highly competitive industry and in competitive markets and that, as an executive officer of the Company, the Executive may have access to proprietary and confidential information, technical information and trade secrets of Premier, the Company and/or a Subsidiary. During the term of the Executive's employment hereunder and thereafter, the Executive agrees that he will not, without the written consent of the Company, disclose or permit any person under his control to disclose to any person or entity not properly entitled to the information or use in any way for his own benefit or the benefit of any other person or entity other than Premier, the Company or any Subsidiary any confidential or proprietary information or technical information or any trade secret of or relating to Premier, the Company or any Subsidiary other than (a) information that is publicly disseminated or
(b) as required by any court, supervisory authority, administrative agency or applicable law. Notwithstanding any other provision herein, the provisions of this Section 7 shall survive termination of employment under this Agreement pursuant to Section 6 hereof and/or termination of this Agreement by reason of a Failure to Renew pursuant to Section 2(b) hereof.

             8.  COMPETITION.

                  (a) NONCOMPETE AGREEMENT. In consideration of the Company's agreement to employ the Executive hereunder, the Executive hereby agrees that during the Noncompete Period (as hereinafter defined), without the prior written approval of the Company, the Executive shall not, directly or indirectly, enter into or in any manner take part in any business, either individually or as an officer, director, employee, agent, consultant, partner, investor (excluding passive investments in publicly traded securities not aggregating more than 1% of any such entity's total outstanding voting securities),



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principal or otherwise, which is in competition with the business of Premier, the Company or any Subsidiary in any business in which Premier, the Company or any Subsidiary is materially engaged on the date of termination in any state or territorial jurisdiction (including the District of Columbia) in which Premier, the Company or any Subsidiary is so materially engaged on the date of termination. The Executive further agrees that during the Noncompete Period he shall not, directly or indirectly, acting either alone or in concert with others, seek to (i) influence any employee of Premier, the Company or any Subsidiary to leave or otherwise terminate his or her employment with such entity or (ii) solicit business from or otherwise do business or deal with any person or entity who is, on the date of termination, a customer of Premier, the Company or any Subsidiary, in connection with any product or service similar to or competitive with any product or service offered or provided by Premier, the Company or any such Subsidiary (to such customer or otherwise) on the date of termination.

                  (b) CERTAIN DEFINITIONS.

                                         (i) As used herein, "Noncompete Period"
                  shall mean the period commencing on the Effective Date and ending on (i) in the case of any Termination Without Cause or Termination for Good Reason occurring subsequent to a Change in Control, the effective date of such termination pursuant to
                  Section 6, or (ii) in the case of any other termination of employment pursuant to Section 6 hereof, the first anniversary of the effective date of such termination pursuant to Section 6.

                                         (ii) As used herein, the phrase "a
                  customer of Premier, the Company or any Subsidiary" shall mean any person or entity who has, at the time, an effective contract with Premier, the Company or a Subsidiary, as the case may be, under which Premier, the Company or such Subsidiary provides products, services or a loan. In the case of any customer which is a subsidiary, division or other business unit, or a department, agency, authority or other political subdivision or instrumentality of a municipal, state or federal government (in each case, a "Unit"), the phrase " a customer of Premier, the Company or any Subsidiary" shall mean only such Unit, and not any affiliated or related business unit or any other department, agency or subdivision of such government (unless such other unit, department, agency or subdivision is itself a customer of Premier, the Company or a Subsidiary).

                  (c) EXECUTIVE'S ACKNOWLEDGMENT. The Executive acknowledges that he has carefully read and considered all of the terms of this Agreement, including particularly the terms of this Section 8 and the preceding Section 7, that each of Premier and the Company has made a substantial investment in Premier's and the Company's business and that the restrictions provided in this
Section 8 and the preceding Section 7 are reasonable and necessary for Premier's and the Company's protection. The Executive



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further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Section 8 or in Section 7 and, accordingly the Executive consents to the entry by any court of competent jurisdiction of any order enjoining him from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Section 8 or in Section 7 because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law. Notwithstanding any other provision herein, the provisions of this Section 8 shall survive termination of employment under this Agreement pursuant to
Section 6 hereof and/or termination of this Agreement by reason of a Failure to Renew pursuant to Section 2(b) hereof.

             9. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction. Each party hereto irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, to enforce any decision or award of any arbitrators, or otherwise arising under or by reason of this Agreement.

             10. SUCCESSORS AND ASSIGNS.

                  (a) PERSONAL SERVICES AGREEMENT. This Agreement is a personal services contract which may not be assigned or delegated by the Executive to, or assumed from the Executive by, any other person or entity without the prior written consent of the Company. Subject to the foregoing limitation, this Agreement and all rights hereunder shall inure to the benefit of and be enforceable by the parties hereto, their personal or legal representatives, heirs and permitted successors and assigns. If the Executive should die while any amounts still are payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  (b) SUCCESSORS TO THE COMPANY. In addition to any obligations imposed by law upon any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; in the event of such a succession, references to the "Company" herein shall thereafter be deemed to include such successor. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.



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             11.      MISCELLANEOUS.

                      (a) NOTICES. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered personally or by facsimile or, if mailed, upon mailing by certified or registered mail, postage prepaid, addressed as follows (or at such other address as may hereafter be designated by notice given in compliance with the terms hereof):

             If to the Executive:     7 Colby Court
                                      Bedford, NH  03110
                                      Facsimile:  (603) 647-9654

             If to the Company:       Premier National Bank
                                      c/o Premier National Bancorp, Inc.
                                      Route 55
                                      LaGrangeville, New York  12540
                                      Attention:  Chairman of the Board's
                                                  Personnel and Compensation
                                                  Committee
                                      Facsimile:  (914) 471-1114

Any party may change by notice the address to which notices to it are to be addressed.

                      (b) WAIVERS. A waiver by any party hereto of any of the terms or conditions of this Agreement shall not operate as, constitute or be construed to be a waiver thereof for the future or of any subsequent breach thereof.

                      (c) AMENDMENTS, ETC. This Agreement may not be varied, altered, modified, waived, changed, departed from or in any way amended except by an instrument in writing executed by the parties hereto or their legal representatives.

                      (d) SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other term or provision hereof in that or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted so as to be enforceable.

                      (e) WITHHOLDING. All payments to the Executive provided for hereunder shall be paid net of (a) any applicable Social Security taxes and withholding taxes required under federal, state or local law or regulation,
(b) any other taxes that may be lawfully levied by any governmental authority which may be required by law from time to time to be withheld and (c) any additional withholding to which the Executive has agreed.



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                      (f) COUNTERPARTS. This Agreement may be executed in any
number of counterparts, which taken together shall be deemed to constitute one original.

                      (g) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall be deemed to give the Executive the right to be retained in the employ or service of the Company (or any successor thereto), or to interfere with the right of the Company (or any successor thereto) to discharge the Executive at any time, subject in all cases to the terms of this Agreement.

                      (h) ENTIRE AGREEMENT. This agreement contains the entire agreement between the parties concerning the employment of the Executive by the Company, and supersedes any employment or change in control agreements between the Executive and the Company or any of its predecessors, subsidiaries or predecessors of subsidiaries.

                      (i) HEADINGS AND CAPTIONS. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

                       (j) SUPERVISORY SUSPENSION. Notwithstanding any other provision of this Agreement, in the event the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of Premier, the Company or any Subsidiary by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Company's obligations under this Agreement shall be suspended effective as of the service date of the notice of suspension or temporary prohibition, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company shall (i) pay the Executive all compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate all obligations under this Agreement that were suspended.

                      (k) AUTHORIZATION. The Company represents and warrants that it is duly authorized to execute and enter into this Agreement.

                      (l) REIMBURSEMENT OF LEGAL COSTS. The Company (or any successor thereto) shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive after a Change in Control as a result of or in connection with a bona fide dispute regarding the application of any provision of this Agreement that arises after a Change in Control, including, without limitation, all such fees and expenses, if any, incurred (i) in disputing any termination under Section 6, or (ii) in seeking to enforce or obtain any right or benefit provided by this Agreement; PROVIDED, HOWEVER, that the Company (or any successor thereto) shall only be obligated to make payments under this Section 11(l) for legal fees and expenses incurred by the Executive in connection with or as a result of any such bona fide dispute regarding which the Executive has obtained a final, nonappealable decision or determination in his favor (a "Final Determination"). Any payments pursuant to this Section 11(l) shall be made only if a Final Determination has been rendered and shall be made within five (5) business days after delivery of the



                                       12
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Executive's respective written requests for payment accompanied by such evidence of fees and expenses incurred as the Company (or any successor thereto) reasonably may require.

                                -- END OF PAGE --
                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]
             IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective as of the date set forth above.

                                              PREMIER NATIONAL BANK

                                              By:  /s/ T. J. Cunningham III
                                                   ------------------------
                                                   Name:   T. J. Cunningham III
                                                   Title:     Chairman

                                              /s/ Ian C. Lucy
                                              ----------------------------------
                                              Executive:  Ian C. Lucy



                                       13
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                                   SCHEDULE 1